++++++ Incorporated by reference to the Registrant's Transaction Statement on
       Schedule 13E-3 filed August 22, 2003.

         # Management contract or compensatory plan or arrangement filed in response to Item 14(a)(3) of the instructions to Form 10-K.

     Exhibits to be filed herewith:

10.27  Independent Contractor Agreement, dated as of October 1,
       2002, between Edison Schools Inc. and Empowerment Ministries
14     Code of Ethics
23.1   Consent of PricewaterhouseCoopers LLP
31.1   Certification by Chief Executive Officer pursuant to Section
       302 of the Sarbanes-Oxley Act of 2002
31.2   Certification by Chief Financial Officer pursuant to Section
       302 of the Sarbanes-Oxley Act of 2002
32.1   Certification by Chief Executive Officer pursuant to Section
       906 of the Sarbanes-Oxley Act of 2002
32.2   Certification by Chief Financial Officer pursuant to Section
       906 of the Sarbanes-Oxley Act of 2002

                                       105